SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
March 24, 2010
Date of Report (Date of earliest event reported)
COLLECTIVE BRANDS, INC.
(Exact Name of Registrant as Specified in its Charter)
DELAWARE
(State or Other Jurisdiction of Incorporation)

1-14770	43-1813160
(Commission File Number)	(IRS Employer Identification No.)
3231 Southeast Sixth Avenue
Topeka, Kansas 66607-2207
(Address of Principal Executive Office) (Zip Code)
(785) 233-5171
(Registrant’s Telephone Number, Including Area Code)

Item 8.01 Other Events
     Under a newly adopted plan, beginning on April 26, 2010 and ending on March 24, 2011 (the “Plan”), Mr. Rubel may exercise an option expiring on July 28, 2012 granted at $20.65 per share covering up to 648,000 shares of the Company’s common stock (the “Option”) and sell the shares that he acquires from such exercise. The Plan will not reduce the ownership of Mr. Rubel below the applicable Collective Brands’ stock ownership guidelines. Any exercise and sale made pursuant to the Plan will be made based upon the terms and conditions specified in the Plan.
     Any exercise and sale, if and when made, pursuant to the Plan is being made to provide greater flexibility on the exercise of the Option and allow for a more orderly sale of the underlying shares. The exercise and sales, if and when made will be publicly disclosed through Form 4s and any other required filings with the Securities and Exchange Commission. The Plan was adopted in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and Collective Brands’ policies regarding stock transactions. Rule 10b5-1 permits individuals who are not in possession of material, non-public information at the time the plan is adopted to establish pre-arranged plans to buy or sell company stock.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLECTIVE BRANDS, INC.
Date: March 24, 2010	By:	/s/ Douglas G. Boessen
Douglas G. Boessen
Division Senior Vice President, Chief Financial Officer and Treasurer